UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 11, 2017

ATHENE HOLDING LTD.
(Exact name of registrant as specified in its charter)

	Bermuda	001-37963	98-0630022
	(State or other jurisdiction of	(Commission	(I.R.S. Employer
	incorporation or organization)	file number)	Identification Number)

96 Pitts Bay Road
Pembroke, HM08, Bermuda
(Address of principal executive offices and zip code)

(441) 279-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events.
Hudson Litigation Update
On June 12, 2015, Don Hudson, on behalf of himself and others similarly situated, filed a putative class action complaint in the United States District Court, Northern District of California against Athene Holding Ltd. (the “Company”), its subsidiaries Athene Annuity and Life Company (“AAIA”), Athene USA Corporation, and Athene Life Re Ltd. (“ALRe”) in addition to Apollo Global Management, LLC and Athene Asset Management, L.P. The complaint, which is similar to complaints recently filed against other large insurance companies, purports to be brought on behalf of a class of purchasers of annuity products issued by AAIA between 2007 and the present. The complaint primarily alleges that captive reinsurance and other transactions had the effect of misrepresenting the financial condition of AAIA. There are also various allegations related to the purchase of Aviva USA Corporation and concerning entry into a modco transaction with ALRe in October 2013. The suit asserts claims of violation of the Racketeer Influenced and Corrupt Organizations Act and seeks compensatory damages, trebled, in an amount to be determined, costs and attorneys' fees. On March 25, 2016, the matter was transferred to the United States District Court, Southern District of Iowa (the “S.D. IA Court”). The Company moved to dismiss an amended complaint on June 30, 2016. On May 11, 2017, the S.D. IA Court, in a written decision, dismissed the action. Although plaintiff has a right to appeal the dismissal, in a similar case on April 13, 2017, the Eight Circuit affirmed the district court’s dismissal of the claims in Ludwick v. Harbinger Grp., Inc. The Company believes it has meritorious defenses to the claims set forth in the amended complaint and intends to vigorously defend any appeal and the litigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATHENE HOLDING LTD.

Date: May 18, 2017	/s/ John L. Golden
John L. Golden
Executive Vice President, Legal